UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Freshpet, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The following materials supplement the Definitive Proxy Statement filed by Freshpet, Inc. (the “Company”) with the Securities and Exchange Commission on August 14, 2020. Beginning on September 16, 2020, these materials are being provided to certain stockholders in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting of Stockholders to be held on September 24, 2020.

September 16, 2020

Freshpet Shareholders,

I am writing to solicit your support for our 5-year Governance Enhancement Plan (chart below) that is described in detail in our 2020 proxy statement.  This plan is designed to transition Freshpet’s governance practices in place since we went public as a small but fast growing, private equity backed company in 2014 to the governance of a fully mature company by 2025 – and do it in a way that matches step-by-step the development of our business plan.

freshpet

	YOUNG	Today	2020	2021	2022	2023 to 2025	MATURE
INDEPENDENT CHAIRMAN	Yes	●					Yes
SEPARATE CEO & CHAIR	Yes	●					Yes
NO POISON PILL	Yes	●					Yes
ELIMINATE SUPERMAJORITY VOTING RIGHTS	75%		●*				50%
DIRECTOR RESIGNATION POLICY	No		●				Yes
MAJORITY VOTING IN UNCONTESTED ELECTIONS	No (plurality)			●*			Yes
DIRECTOR RETIREMENT POLICY	No			●			Yes
PROXY ACCESS	No				●*		Yes
SHAREHOLDER RIGHT TO CALL SPECIAL MEETING	No				●*		Yes
DECLASSIFIED BOARD**	3 Year Terms			●*		○	1 Year Terms

* Proposals requiring shareholder action in that year's Proxy Statement.

** The Company expects to submit a stockholder proposal in 2021 to begin declassifying its board in 2023, with the board to be fully declassified by 2025.

The first step in the governance update is the elimination of the supermajority voting rights provision that is on the ballot this year.  This change will make it easier to adopt the provisions that will follow in the coming years that further enhance and promote shareholder rights.  Our Board of Directors recommends voting in support of the proposal to remove the supermajority voting provisions in our charter. In order to pass that proposal, we need the support of 75% of all outstanding shares (not just of those voted) so it is important to cast your ballot.

Freshpet has driven strong growth since we launched our Feed the Growth plan in 2017 and our 5 x 2025 plan calls for even stronger growth.  This has generated significant shareholder value.  Freshpet has gone from a market cap of ~$300 million in 2016 to ~$4.5 billion today.  Our goal is to continue that type of growth and our governance plan is carefully designed to help us sustain it.

We appreciate your support.

W. B. Cyr
CEO